SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) January 16, 2006
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                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


   DELAWARE                         1-15589                    47-0702918
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(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

















ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 16, 2006, AMCON Distributing Company issued a press release announcing the late filing of its annual report and a preliminary estimate of its results of operations for its fourth quarter and fiscal year ended September 30, 2005. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information set forth in this Current Report on Form 8-K (including the exhibit) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT NO.       DESCRIPTION

         99.1              Press release, dated January 16, 2006



                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)


Date: January 17, 2006          By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Vice President &
                                           Chief Financial Officer





                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description

99.1             Press release, dated January 16, 2006


                                      2




                              Exhibit 99.1

                              NEWS RELEASE

                 AMCON REPORTS FILING STATUS OF ANNUAL REPORT
            AND PRELIMINARY ESTIMATE OF RESULTS FOR FOURTH QUARTER

Omaha, NE, January 16, 2006 - AMCON Distributing Company (AMEX:DIT), an Omaha, Nebraska based consumer products company, announced today that it was not able to timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2005. Based on the uncertainties surrounding the issues which have lead to the delay, the Company does not believe that it will be in a position to file its Annual Report on Form 10-K prior to March 31, 2006 which means that the Company's Annual Meeting of Stockholders, which is normally held in March each year, will be postponed to a later date. The Company also announced a preliminary earnings range for its fourth quarter and fiscal year ended September 30, 2005.

Earlier this week, the Company announced that it had terminated a letter of intent ("LOI") with William F. Wright, its Chairman of the Board, Chief Executive Officer and largest stockholder, for the proposed acquisition of 80% of the outstanding common stock of its retail health food and beverage manufacturing businesses. The termination of the LOI was due to, among other things, the complications created by a ruling by the District Court of the Fifth Judicial District of the State of Idaho announced by AMCON on December 21, 2005 related to Trinity Spring, Inc. ("TSI"), an 85% owned subsidiary of the Company. That ruling granted the plaintiff's motion for partial summary judgment declaring that the stockholders of Trinity Springs, Ltd. (which subsequently changed its name to Crystal Paradise Holdings, Inc. ("CPH")), did not validly approve the sale of its business and assets because the vote of certain shares issued as a dividend should not have been counted in the vote. The District Court has not yet ruled on whether money damages or rescission of the sale transaction will be ordered as the relief in this action. The plaintiff's proposed rescission plan, which was submitted to the court on Friday, January 6, 2006, provides for the transfer of TSI's business assets back to CPH in exchange for the cash paid to CPH upon closing of the purported asset sale (less an amount which represents depreciation on the fixed assets), cancellation of the notes issued to CPH upon closing of the purported asset sale, and certain other actions described in the press release issued on January 10, 2006.

Mr. Wright stated "The recent court ruling surrounding our beverage businesses, which represent less than 2% of our consolidated sales in fiscal 2005, but substantially all of our consolidated net loss, is unfortunate since we have positioned these operations to be sold. The ruling has put us in a position of being unable to definitively account for the TSI transaction which, in turn, has caused us to delay filing our annual report with the Securities and Exchange Commission ("SEC") and to postpone our Annual Meeting of Stockholders. Our other businesses, however, are expected to generate positive net income in fiscal 2006. With the support of our primary lenders, who allowed several extensions of time for us to close a sale transaction in the month of December, we have amended the covenants in our credit facility to reflect the ongoing profitable businesses. Our wholesale distribution business, which is ranked as the 9th largest convenience store distributor in the country, remains profitable. Our retail health food business continues to improve, has consistently generated positive EBITDA (earnings before interest, taxes, depreciation and amortization) and is currently generating positive net income."

Michael James, AMCON's CFO, added "The uncertainty surrounding TSI, which represented less than 1% of our consolidated sales in fiscal 2005, has not allowed us to complete the accounting of TSI's activities for the fiscal year ended September 2005 due to the difficulty in making certain management judgments and estimates required in the consolidated financial statements. Accounting for rescission of the purported sale transaction could result in material changes to the Company's financial position and results of operations for fiscal 2005 and fiscal 2006. Since TSI's ability to remain a going concern is in doubt, there is a possibility of TSI being placed into bankruptcy due to TSI's lack of access to further operating capital while a remedy to the court's ruling is being negotiated. This could result in impairment to the carrying values of current and long-lived assets.

James noted that "In addition to termination of the LOI, irregularities discovered in the inventory accounting records of Hawaiian Natural Water Co., Inc. ("HNWC"), which also represented less than 1% of our consolidated sales in fiscal 2005, have impacted the accounting for HNWC's financial results for fiscal 2005. HNWC's operating loss for fiscal 2005 included approximately $0.7 million in inventory adjustments recorded as part of the year end physical inventory. We have made appropriate changes to management personnel at HNWC and we are still in the process of investigating the cause of those inventory irregularities. In addition, the ability of HNWC to remain a going concern is also in doubt as HNWC's access to capital is also limited. This could result in impairment to the carrying value of current and long-lived assets.

"As a result of the material issues currently outstanding which may have an impact on the Company's financial position and results of operations as of and for the fourth quarter and fiscal year ended September 30, 2005, we are presently unable to finalize the accounting for those issues and will not be able to timely file our Annual Report on Form 10-K with the SEC. We have analyzed the impact of possible differing resolutions of the TSI transaction issue and the going concern issues for both TSI and HNWC in order to develop a range of possible earnings guidance depending on how each matter is ultimately settled. Based upon that analysis, the Company currently estimates that its net loss for fourth quarter ended September 30, 2005 will be in the range of $7.0 million to $13.0 million compared to a net loss of $3.3 million for the fourth quarter of fiscal 2004. The Company currently estimates that its net loss for fiscal year ended September 30, 2005 will be in the range of $9.0 million to $15.0 million compared to a net loss of $4.2 million for the fiscal year ended September 2004. If rescission of the TSI transaction in some form is ultimately determined to be appropriate, the net loss would most likely be on the lower end of the range. If it is ultimately determined that rescission of the TSI transaction is not the proper remedy, and further, that either or both TSI and HNWC are not viable going concerns, the net loss would most likely be on the higher end of the range. However, actual results could be different from our current estimates. A more detailed description on the results for the fourth quarter and fiscal year ended September 30, 2005 will be provided as soon as practicable" James continued.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, food service, frozen and chilled foods, and health and beauty care products with distribution centers in Illinois, Missouri, Nebraska, North Dakota and South Dakota. Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc., both wholly-owned subsidiaries of The Healthy Edge, Inc., operate health and natural product retail stores in central Florida (6), Kansas, Missouri, Nebraska and Oklahoma (4). The retail stores operate under the names Chamberlin's Market & Cafe and Akin's Natural Foods Market. Hawaiian Natural Water Company, Inc. produces and sells natural spring water under the Hawaiian Springs label in Hawaii and other foreign markets and purified bottled water on the Island of Oahu in Hawaii. The natural spring water is bottled at the source on the Big Island of Hawaii. Trinity Springs, Inc. produces and sells geothermal bottled water and a natural mineral supplement under the Trinity label and recently introduced a vitamin enhanced beverage product under the Trinity Enhanced label. The water and mineral supplement are both bottled at the base of the Trinity Mountains in Paradise, Idaho, one of the world's deepest known sources. Trinity Springs also distributes Hawaiian Springs on the U.S. mainland.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation:

     - ability to negotiate a favorable settlement between the plaintiff and AMCON regarding TSI;

     - district court's approval of recession or settlement between AMCON and the plaintiff;

     -  ability to reorganize HNWC successfully; and

     - availability of sufficient cash resources to conduct its business and meet its capital expenditures needs.

Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

       Visit AMCON Distributing Company's web site at: www.amcon.com

FOR FURTHER INFORMATION CONTACT:
Michael D. James
Chief Financial Officer
AMCON Distributing Company
Tel 402-331-3727
Fax 402-331-4834

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